Exhibit 99.1

Funai acquiring Lexmark’s inkjet-related technology and assets

•	Amount of sale is approximately $100 million (approximately JPY 9.5 billion)
•	Inkjet-related assets sold include more than 1,500 U.S. and foreign-based patents, output and imaging technologies, and manufacturing location in the Philippines
•	Lexmark remains focused on its continued transition from a hardware-centric to a solutions-centric company

LEXINGTON, Ky., April 1, 2013 – Funai Electric Co., Ltd (TSE/OSE 6839) today announced that it has signed an agreement to acquire Lexmark International, Inc.’s (NYSE: LXK) inkjet-related technology and assets for approximately $100 million (approximately JPY 9.5 billion).

Upon closing of the transaction, Funai will acquire more than 1,500 inkjet patents, Lexmark’s inkjet-related research and development assets and tools, all outstanding shares and the manufacturing facility of Lexmark International (Philippines), Inc., and other inkjet-related technologies and assets. Through this transaction, Funai will acquire the capabilities to develop, manufacture and sell inkjet hardware as well as inkjet supplies. The transaction is subject to customary closing conditions and is expected to close within the first half of 2013.

As an OEM manufacturer, Funai has manufactured inkjet hardware for Lexmark since 1997 and the companies have established a strong relationship over that time.

The acquisition of the inkjet-related technology and assets will enable Funai to launch new inkjet hardware and supplies under Funai’s own brands. Funai has established a strategy to develop and grow its inkjet printer business by introducing Funai’s own inkjet printers and supplies into the market. With the inkjet patents, state-of-the-art manufacturing facilities and comprehensive R&D capabilities, Funai will be able to accelerate the expansion of its inkjet business.

For Lexmark customers and distributors, there will not be a disruption of service or support as they continue to work directly with Lexmark. Funai will become a manufacturer of Lexmark’s aftermarket inkjet supplies. Lexmark will continue to support its installed base of customers in the sale of aftermarket inkjet supplies and will continue to provide customer technical and warranty support.

Goldman, Sachs & Co. acted as the exclusive financial advisor to Lexmark on this transaction.

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Supporting Quotes:

“This transaction provides us with a crucial and tremendous opportunity to enhance our office solution business,” said Funai president and chief executive officer, Tomonori Hayashi. “Funai and Lexmark have developed a great partnership and we are glad to take over Lexmark’s inkjet-related technology and assets. The acquisition of the inkjet-related technology and assets enables Funai to start and grow our own inkjet business. Funai will benefit from the strong inkjet business platform that Lexmark has established.”

“As we continue our transition to becoming a leading end-to-end solutions provider, this transaction essentially completes our exit from the ownership of inkjet-related assets, although we will continue to support our existing customer base with the sale of inkjet supplies,” said Paul Rooke, Lexmark chairman and chief executive officer. “Funai has been a trusted partner of Lexmark’s since 1997 and I am fully confident in Funai’s ability to deliver high-quality inkjet supplies for Lexmark.”

About Funai Electric Co., Ltd.
Funai Electric Co., Ltd., established in 1961, is headquartered in Osaka, Japan and is listed in the Tokyo and Osaka Securities Exchange First Section (6839). In addition to the consumer electronic product brands sold by FUNAI Corporation in the USA and the products sold by other FUNAI sales and marketing companies in Japan, Asia, Europe, and South America, Funai Electric Company, Ltd. is a major original equipment manufacturer (OEM) supplier for consumer electronics, computer, and computer peripheral companies on a global basis. For more information on the Funai group, please visit www.funaiworld.com

About Lexmark
Lexmark International, Inc. (NYSE: LXK) provides businesses of all sizes with a broad range of printing and imaging products, software, solutions and services that help customers to print less and save more. Perceptive Software, a Lexmark company, is a leading provider of process, intelligent capture and content management software that helps organizations fuel greater operational efficiency. In 2012, Lexmark sold products in more than 170 countries and reported $3.8 billion in revenue.

To learn more about Lexmark, please visit www.lexmark.com. For more information on Perceptive Software, please visit www.perceptivesoftware.com.

For more information on Lexmark, see the Lexmark Facebook page and follow us on Twitter.

For more information about Perceptive Software, please visit the company’s Facebook and Twitter profiles.

Lexmark and Lexmark with diamond design are trademarks of Lexmark International, Inc., registered in the U.S. and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release which are not historical facts are forward-looking and involve risks and uncertainties which may cause Lexmark’s actual results or performance to be materially different from the results or performance expressed or implied by the forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to, continued economic uncertainty related to volatility of the global economy, inability to execute Lexmark’s strategy to become an end-to-end solutions provider; market acceptance of new products; inability to realize all of the anticipated benefits of Lexmark’s acquisitions; failure to successfully integrate newly acquired businesses; fluctuations in foreign currency exchange rates;

decreased supplies consumption; possible changes in the size of expected restructuring costs, charges, and savings; aggressive pricing from competitors and resellers; changes in Lexmark’s tax provisions or tax liabilities; the inability to develop new products and enhance existing products to meet customer needs on a cost competitive basis; reliance on international production facilities, manufacturing partners and certain key suppliers; increased investment to support product development and marketing; the financial failure or loss of business with a key customer or reseller; periodic variations affecting revenue and profitability; excessive inventory for Lexmark’s reseller channel; failure to manage inventory levels or production capacity; credit risk associated with Lexmark’s customers, channel partners, and investment portfolio; entrance into the market of additional competitors focused on imaging and software solutions, including enterprise content management, intelligent capture and business process management solutions; inability to perform under managed print services contracts; increased competition in the aftermarket supplies business; fees on Lexmark’s products or litigation costs required to protect Lexmark’s; inability to obtain and protect Lexmark’s intellectual property rights and defend against claims of infringement and/or anticompetitive conduct; the outcome of litigation or regulatory proceedings to which Lexmark may be a party; unforeseen cost impacts as a result of new legislation; the inability to attract, retain and motivate key employees; changes in a country’s political or economic conditions; the failure of information technology systems, including data breaches or cyber attacks; disruptions at important points of exit and entry and distribution centers; business disruptions; terrorist acts; acts of war or other political conflicts; or the outbreak of a communicable disease; and other risks described in Lexmark’s Securities and Exchange Commission filings. Lexmark undertakes no obligation to update any forward-looking statement.

John Morgan
Lexmark Investor Relations
Email : jmorgan@lexmark.com

Jerry Grasso
Lexmark Corporate Communications
Email : ggrasso@lexmark.com

Toru Fujii
Funai Corporate Communications
Email: investor_relations@funai.co.jp